                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Crawford & Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                   CRAWFORD LOGO

March 26, 1997

Dear Shareholder:

     You are cordially invited to attend the Company's 1997 Annual Meeting of Shareholders which will be held on Tuesday, April 22, 1997, beginning at 2:00 p.m. at the Company's headquarters, 5620 Glenridge Drive, N. E., Atlanta, Georgia.

     The official Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are included with this letter and contain information about the meeting and the various matters on which the shareholders will act.

     As is our custom, a brief report will be made at this meeting on the Company's 1996 activities and the outlook for 1997. I hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that you sign and return your Proxy promptly, as your vote is important to the Company.

     On behalf of our Board of Directors, officers, and employees, I wish to thank you for your continued interest in and support of Crawford & Company.

                                         Sincerely,

                                         /s/ D. A. Smith

                                         D. A. Smith,
                                         Chairman, President
                                         and Chief Executive Officer

                               CRAWFORD & COMPANY

                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1997

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the "Company") will be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Tuesday, April 22, 1997, at 2:00 p.m., local time, for the following purposes:

          1. To elect nine (9) Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

          2. To approve the adoption by the Board of Directors of the 1997 Key Employee Stock Option Plan;

          3. To approve the adoption by the Board of Directors of the 1997 Non-Employee Director Stock Option Plan;

          4. To approve the appointment of Arthur Andersen LLP as auditors for the Company for the 1997 fiscal year; and

          5. To transact any and all other such business as may properly come before the meeting or any adjournment thereof.

     Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 26, 1997. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 6, 1997 will be entitled to vote at the meeting and any adjournment thereof.

                                           By Order of The Board of Directors

                                           /s/ JUDD F. OSTEN
                                           -------------------------------------
                                           JUDD F. OSTEN, Secretary

Atlanta, Georgia
March 26, 1997

     IT IS IMPORTANT THAT YOUR SHARES OF CLASS B COMMON STOCK BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO BE PRESENT. ACCORDINGLY, IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE.

     PROXIES ARE NOT BEING SOLICITED WITH RESPECT TO THE SHARES OF CLASS A COMMON STOCK OF THE COMPANY.

                               CRAWFORD & COMPANY
                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 22, 1997

     This Proxy Statement and the accompanying Proxy are being mailed to shareholders of Class B Common Stock of Crawford & Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Class B Common Stock for use at the Annual Meeting of Shareholders to be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Tuesday, April 22, 1997 at 2:00 p.m., local time, and any adjournment thereof. When the Proxy is properly executed and returned, the shares of Class B Common Stock it represents will be voted at the meeting and any adjournment thereof as directed by the shareholder executing the Proxy unless it is revoked. If no directions are given on the Proxy with respect to election of Directors, the shares represented by the Proxy will be voted for the below listed nominees, for the approval of the adoption of the 1997 Key Employee Stock Option Plan, for approval of the 1997 Non-Employee Director Stock Option Plan and for the approval of the appointment of Arthur Andersen LLP to serve as auditors of the Company in 1997. Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by the execution of another Proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their Proxy and vote in person if they so desire.

     Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 6, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 17,150,624 shares of Class B Common Stock, each share being entitled to one vote. A majority of the issued and outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at such meeting. The Annual Report of the Company for the fiscal year ended December 31, 1996 is enclosed herewith. This Proxy Statement and the accompanying Proxy are being first mailed to Class B Common Stock shareholders on or about March 26, 1997.

     Additionally, for information only, this Proxy Statement is being mailed to shareholders of Class A Common Stock of the Company as of the Record Date. Shares of Class A Common Stock are not entitled to vote at the Annual Meeting of Shareholders. Accordingly, no proxy is being requested and no proxy should be sent with respect to such shares.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

     The By-Laws of the Company provide that the number of Directors which shall constitute the full Board of Directors shall be nine and the shareholders shall elect the Directors at each Annual Meeting. The Board of Directors has nominated the nine persons listed below as Directors, to hold office until the next Annual Meeting and until their successors are elected and qualified. Each nominee, except Mr. Wood, is a member of the present Board of Directors and was elected by the shareholders at the last Annual Meeting on April 18, 1996. If, at the time of the Annual Meeting, any of the nominees should be unable to serve, the persons named in the Proxy will vote for substitute nominees selected by the Board of Directors. The Company has no reason to believe that any of the nominees will not be available for election as a Director.

NOMINEE INFORMATION

     The following table gives certain information as to each person nominated by the Board of Directors for election as a Director:

                                               PRINCIPAL OCCUPATION                     DIRECTOR
       NAME            AGE                      AND DIRECTORSHIPS                        SINCE
       ----            ---                     --------------------                     --------
Dennis A. Smith        47     Chairman of the Board, President and Chief Executive        1994
                                Officer of the Company
Forrest L. Minix       69     Retired, former Chairman of the Board and Chief             1973
                                Executive Officer of the Company.
J. Hicks Lanier        56     Chairman of the Board of Oxford Industries, Inc., a         1976
                                manufacturer of apparel products; Director of
                                SunTrust Banks of Georgia, Inc.; Shaw Industries,
                                Inc. and Genuine Parts Company
Charles Flather        63     Managing partner of Middlegreen Associates, Boston,         1978
                                Massachusetts, an investment management company;
                                Director of Asia Strategic Growth Fund, Inc.
Linda K. Crawford      54     Private investor.                                           1980
Jesse C. Crawford      48     President of Crawford Communications, Inc., a               1986
                                full-service provider of teleproduction services
                                including audio/video production and post
                                production, multimedia title design, satellite
                                services, animation, and special effects.
Larry L. Prince        58     Chairman of the Board, Chief Executive Officer and          1987
                                Director of Genuine Parts Company, a service
                                organization engaged in automotive and industrial
                                parts and office products distribution; Director of
                                Equifax, Inc., SunTrust Banks of Georgia, Inc., John
                                H. Harland Co., Southern Mills and UAP, Inc.
                                (Canada).
John A. Williams       54     Chairman of the Board of Post Properties, Inc., a real      1996
                                estate management and development company; Director
                                of Barnett Banks, Inc.
E. Jenner Wood, III    45     Executive Vice President -- Trusts and Investments            --
                                Services, SunTrust Banks, Inc.; Director of Oxford
                                Industries, Inc. and Cotton States Life Insurance
                                Co.

     Mr. Smith has held his present position since January 1, 1996 and for more than five years prior thereto held other executive officer positions with the Company. On January 1, 1996, Mr. Minix retired from his position with the Company. Mr. Wood has held his present position since October, 1993 and prior thereto held the position of Executive Vice President -- Trusts and Investment Management for SunTrust Bank/Atlanta. The principal occupation or employment of each of the other nominees during the past five years has been as indicated in the above table.

     Linda K. Crawford is the widow of Jesse C. Crawford's brother.

SPECIAL COMMITTEES AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     The Board of Directors has three standing committees. The Executive Committee consists of Virginia C. Crawford as Chairman, and Forrest L. Minix, Dennis A. Smith, Larry L. Prince, Jesse S. Hall and Jesse C. Crawford as members. The Audit Committee consists of Charles Flather as Chairman, and J. Hicks Lanier, Larry L. Prince and John A. Williams as members. The Senior Compensation and Stock Option Committee consists of J. Hicks Lanier as Chairman, with Virginia C. Crawford, Jesse S. Hall, Linda K. Crawford and Charles Flather as members. The Board of Directors does not have a standing nominating committee.

     The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held seven meetings during 1996.

     The Audit Committee makes recommendations concerning the engagement or discharge of the Company's independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of the Company's internal auditing procedures and the adequacy of its accounting controls, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, and considers the range of the independent auditor's audit and non-audit fees. The Audit Committee held two meetings during 1996.

     The Senior Compensation and Stock Option Committee formulates and approves salaries, grants of stock options and other compensation to the Chairman of the Board and, upon recommendation by the Chairman of the Board, salaries, grants of options and other compensation for all other Officers of the Company. The Senior Compensation and Stock Option Committee held two meetings during 1996.

     During 1996, the Board of Directors held four meetings. Each of the Company's Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and committees thereof of which such Director was a member.

COMPENSATION

     Each Director of the Company received a quarterly fee of $2,000, and $500 for each Board of Directors and Committee meeting attended during 1996.

SHAREHOLDER VOTE

     Each share of Class B Common Stock is entitled to cast an affirmative vote for up to nine (9) Director nominees. Cumulative voting is not permitted. The nine nominees for Director who receive the highest number of votes cast, in person or by proxy, at the Annual Meeting will be elected Directors. Negative votes or abstentions, including broker non-votes, will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTORS.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information for the fiscal years ending December 31, 1996, 1995, and 1994, concerning compensation paid to or accrued by the Company for (A) those persons who were, at December 31, 1996,
(i) the Chief Executive Officer, or (ii) the other four most highly compensated Executive Officers of the Company and (B) one former Executive Officer who, but for the fact that at December 31, 1996 he was not an Executive Officer of the Company, would have been one of the other four most highly compensated Executive Officers (hereinafter collectively referred to as the Named Executive Officers):

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                  ------------------
                                       ANNUAL COMPENSATION              AWARDS
                                  -----------------------------   ------------------
                                                                      SECURITIES
                                                                      UNDERLYING            ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR   SALARY ($)   BONUS ($)   OPTIONS/SAR (#)(1)   COMPENSATION ($)(2)
  ---------------------------     ----   ----------   ---------   ------------------   -------------------
D. A. Smith.....................  1996     $388,419    $250,000        339,000              $  1,329
  Chairman and Chief              1995      352,332     100,000         14,000                 1,196
  Executive Officer               1994      254,167     100,000         30,500                 1,248

A. L. Meyers, Jr................  1996      253,336     101,688        106,000                68,901(3)
  President                       1995      187,500       6,400          4,000                68,786
  Claims Services                 1994      268,053           0              0                48,072

J. R. Bryant....................  1996      175,000      70,000         56,000                 1,329
  President                       1995      160,417      12,900          5,000                 1,016
  Casualty Risk                   1994      105,352       5,485          3,500                 1,248
  Management Services

D. R. Chapman...................  1996      254,243     113,100         86,000                 2,397
  Executive Vice                  1995      240,708      21,607         12,000                 2,282
  President                       1994      225,484      55,919          5,000                 2,190
  Finance

R. P. Albright..................  1996      179,329      79,709          6,000               383,455(4)
  Former President                1995      201,617      14,120          7,000                 1,598
  Disability Management           1994      191,750      41,418          4,000                 1,848

J. F. Osten.....................  1996      210,084      93,224         46,000                 1,827
  Senior Vice President           1995      194,796      16,408          7,500                 1,598
  General Counsel and             1994      181,950      41,848          4,000                 1,848
  Secretary

---------------

(1) Represents shares of the Company's Class A Common Stock.
(2) "All Other Compensation" for 1996 consists of contributions for the account of each of the Named Executive Officers to the Company's Savings and Investment Plan of $615, and the balance for each of the Named Executive Officers, except Mr. Meyers and Mr. Albright, represents premium payments made by the Company on term life insurance policies for such individual's benefit.
(3) In addition to the contribution to the Company's Savings and Investment Plan, represents $1,782 premium payment on term life insurance, and $66,504 paid under the Company's Retirement Plan in connection with Mr. Meyer's previous retirement from the Company in 1994.
(4) In addition to the contribution to the Company's Savings and Investment Plan, represents $1,611 premium payment on term life insurance, and $381,229 paid or accrued in cash and property under a severance agreement in connection with the termination of Mr. Albright's employment.

STOCK OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to the Named Executive Officers:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING
                                                                   UNEXERCISED        VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/
                                                                   FY-END (#)          SARS AT FY-END ($)
                       SHARES ACQUIRED                        ---------------------   ---------------------
                         ON EXERCISE           VALUE              EXERCISABLE/            EXERCISABLE/
        NAME               (#)(1)        REALIZED ($)(1)(2)     UNEXERCISABLE(3)        UNEXERCISABLE(3)
        ----           ---------------   ------------------   ---------------------   ---------------------
D. A. Smith..........       1,950A            $52,244                 34,900               $  128,213
                            1,950B                                   370,600                1,097,163
A. L. Meyers, Jr.....           0                   0                    800                    5,400
                                0                                    109,200                  314,100
J. R. Bryant.........           0                   0                  6,300                   38,050
                                0                                     62,500                  200,275
D. R. Chapman........         600A             13,150                 26,400                  166,750
                              600B                                   100,600                  320,500
R. P. Albright.......       3,600A             78,900                 17,900                  147,623
                            3,600B                                    15,200                   80,500
J. F. Osten..........           0                   0                 11,700                   69,800
                                0                                     55,800                  187,825

---------------

(1) Represents the number of shares of the Company's Class A Common Stock and Class B Common Stock, respectively, issued upon exercise of outstanding options during the fiscal year and the aggregate "Value Realized."
(2) "Value Realized" is a hypothetical calculation required by rules of the Securities and Exchange Commission, representing (A) the difference between
     (i) the closing price of the Stock on the New York Stock Exchange on the date of exercise, and (ii) the per-share exercise price of the option, multiplied by (B) the number of shares acquired. None of the shares acquired on exercise were sold by the Named Executive Officer and the profit or loss ultimately realized by the Named Executive Officer will be the difference, if any, between (i) the sale price of the shares when sold and (ii) the exercise price.
(3) Represents the aggregate number of shares of Class A Common Stock and Class B Common Stock covered by unexercised options at fiscal year end, and the aggregate difference between the exercise price and market value thereof at December 31, 1996 based on the closing price for the Class A and Class B shares on the New York Stock Exchange on that date. The upper number relates to options exercisable at fiscal year end and the lower number relates to options which were not exercisable on that date.

STOCK OPTION GRANTS

     The following table provides information concerning the grant of stock options under the Company's 1990 Stock Option Plan during the fiscal year ended December 31, 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                            -----------------------------------------                       POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF       % OF TOTAL                                       ASSUMED ANNUAL RATES OF
                             SECURITIES        OPTIONS                                      STOCK PRICE APPRECIATION FOR
                             UNDERLYING       GRANTED TO     EXERCISE                              OPTION TERM(2)
                               OPTIONS        EMPLOYEES       PRICE     EXPIRATION   -------------------------------------------
           NAME             GRANTED(#)(1)   IN FISCAL YEAR    ($/SH)       DATE      0% ($)       5% ($)            10% ($)
           ----             -------------   --------------   --------   ----------   ------   --------------    ----------------
D. A. Smith...............       8,500           0.86%        $16.63    1/30/2006      $0          $  88,871           $ 225,216
                               330,000          33.24          19.00    8/21/2003       0          2,552,517           5,948,456
                                   500           0.05          16.00    1/01/2006       0              5,031              12,750
A.L. Meyers, Jr...........       6,000           0.60          16.63    1/30/2006       0             62,732             158,976
                               100,000          10.07          19.00    8/21/2003       0            773,490           1,802,562
J.R. Bryant...............       6,000           0.60          16.63    1/30/2006       0             62,732             158,976
                                50,000           5.04          19.00    8/21/2003       0            386,745             901,281
D. R. Chapman.............       6,000           0.60          16.63    1/30/2006       0             62,732             158,976
                                80,000           8.06          19.00    8/21/2003       0            618,792           1,442,050
R. P. Albright............       6,000           0.60          16.63    1/30/2006       0             62,732             158,976
J. F. Osten...............       6,000           0.60          16.63    1/30/2006       0             62,732             158,976
                                40,000           4.03          19.00    8/21/2003       0            309,396             721,025
All Shareholders..........                                                                    $467.8 million(3) $1,185.5 million(3)

---------------

(1) Options granted are with respect to the Company's Class A Common Stock and become exercisable twenty percent (20%) each year commencing on the first anniversary of the option grant date, except for the options with the 8/21/2003 expiration date which become exercisable at the earlier of (A) when the Class A Common Stock price reaches $26.60 per share (adjusted for the March 11, 1997 stock split) or (B) August 21, 2002.
(2) The "Annual Rates of Stock Price Appreciation" set forth in the table are mandated by the rules of the Securities and Exchange Commission. The Company gives no assurance that these or any other rates of appreciation can or will be achieved over the option terms. However, any rates of appreciation that are achieved will benefit all holders of the Company's Common Stock.
(3) Represents the increase in the aggregate market value of the Company's outstanding Class A and Class B Common Stock at December 31, 1996, assuming a 5% and 10% annual rate of appreciation in the respective stock prices over the ensuing ten (10) years.

PENSION PLANS

     The following table indicates estimated annual retirement benefits on a straight line annuity basis payable following retirement at age 65 to participants at the specified compensation and period of service classifications under the Company's defined benefit pension plans:

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                                     --------------------------------------------------------------------------
           REMUNERATION                 15         20         25         30         35         40         45
           ------------              --------   --------   --------   --------   --------   --------   --------
$125,000...........................  $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 87,500   $100,000   $112,500
 150,000...........................    45,000     60,000     75,000     90,000    105,000    120,000    135,000
 175,000...........................    52,500     70,000     87,500    105,000    122,500    140,000    157,500
 200,000...........................    60,000     80,000    100,000    120,000    140,000    160,000    180,000
 225,000...........................    67,500     90,000    112,500    135,000    157,500    180,000    202,500
 250,000...........................    75,000    100,000    125,000    150,000    175,000    200,000    225,000
 300,000...........................    90,000    120,000    150,000    180,000    210,000    240,000    270,000
 400,000...........................   120,000    160,000    200,000    240,000    280,000    320,000    360,000
 500,000...........................   150,000    200,000    250,000    300,000    350,000    400,000    450,000
 600,000...........................   180,000    240,000    300,000    360,000    420,000    480,000    540,000
 700,000...........................   210,000    280,000    350,000    420,000    490,000    560,000    630,000
 800,000...........................   240,000    320,000    400,000    480,000    560,000    640,000    720,000

     The Company maintains a non-contributory Retirement Plan for the benefit of substantially all of the employees of the Company. The Retirement Plan provides for annual retirement benefits at Normal Retirement Age (65) equal to 2% of the participant's total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Additionally, the Company maintains an unfunded Supplemental Executive Retirement Plan for certain Executive Officers to provide benefits that would otherwise be payable under the Retirement Plan but for limitations placed on covered compensation and benefits under the Internal Revenue Code. Credited years of service under the Retirement Plan for Messrs. Smith, Meyers, Bryant, Chapman, Albright and Osten are 24, 36, 22, 16, 29 and 6, respectively.

               REPORT OF THE SENIOR COMPENSATION AND STOCK OPTION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Senior Compensation and Stock Option Committee (the "Committee") of the Board of Directors, composed of the Directors whose names are listed below this report. The fundamental philosophy of the Committee is to insure that the compensation programs of the Company will attract and retain key executives critical to its long-term success through the establishment of a performance-oriented environment that rewards the achievement of strategic management goals, with the attendant enhancement of shareholder value.

     There are three elements in the Company's executive compensation program, all related to individual and Company performance.

     - Base Salary Compensation

     - Annual Incentive Compensation

     - Long-term Incentive Compensation

BASE SALARY COMPENSATION

     The Company has established a comprehensive Wage and Salary Administration Policy. This Policy includes a program for grading each position, including those of the Executive Officers of the Company, to insure internal equity. Additionally, the Policy sets forth grade levels and salary ranges for those grade levels, and provides for annual merit increases tied to individual job performance as measured through annual performance reviews. Based on published national surveys, the Company annually establishes merit increase budgets as a percent of current salaries and any increases in salary ranges for the next fiscal year. Generally, the Company is at the midpoint of projected merit salary increases and salary range adjustments as reflected in the national surveys, with some adjustment up or down depending on prior year pre-tax earnings and revenues of the Company. Consistent with the overall merit increase percentage, the Company establishes guidelines for individual salary adjustments based on the individual's performance rating.

     The Committee reevaluates and sets the salary of the Chief Executive Officer on an annual basis. In establishing the base salary for the Chief Executive Officer, the Committee looks primarily at the pre-tax earnings of the Company in the preceding fiscal year as compared to the prior fiscal year. It also takes into account unusual circumstances which may have impacted that performance which were not within the control of the Company or its Executive Officers, the increases in the base salaries of other employees of the Company, and the Committee's assessment of the personal performance of the Chief Executive Officer during the preceding year. For 1996, the Committee increased Mr. Smith's 1996 base salary by approximately 10%, to $375,000 per annum to reflect Mr. Smith's assumption of additional responsibilities as the new Chairman and Chief Executive Officer.

ANNUAL INCENTIVE COMPENSATION

     Under the Company's 1996 Incentive Compensation Plan, which covers all key employees of the Company (other than the Chief Executive Officer), at the beginning of each fiscal year the Committee establishes pre-tax earnings and revenues thresholds, as well as targeted pre-tax earnings. A bonus pool is created for sales and marketing key employees based principally on increases in revenues above the threshold amount, while the bonus pool for other participants is based primarily on growth in pre-tax earnings from the threshold amount up to the targeted pre-tax earnings. Individual bonuses are allocated from the bonus pools based primarily on the participant's base salary, adjusted for the performance of the business unit of which he or she is a part in the case of operational participants and performance to budget in the case of staff participants, as well as his or her personal performance.

     The Committee sets a bonus for the Chief Executive Officer, based primarily on pre-tax earnings and the bonuses paid under the 1996 Incentive Compensation Plan, as a percentage of salary, to the other Executive

Officers of the Company. Historically, the Chief Executive Officer's bonus, as a percentage of his base salary, has been higher than the average paid to the other Executive Officers, expressed as a percentage of their base salaries. For 1996, the Committee awarded a bonus of $250,000 to Mr. Smith.

LONG-TERM INCENTIVE COMPENSATION

     Under the Company's 1990 Stock Option Plan, officers and other key employees of the Company are granted options by the Committee to purchase shares of the Company's Class A Common Stock. The exercise price for all options granted is set at the market price of the Company's Class A Common Stock on the date of the option grant and, to the extent permissible under the relevant provisions of the Internal Revenue Code, the options granted under the Plan are statutory "Incentive Stock Options". The Committee had previously authorized the grant of options under the Plan covering a specified number of shares of the Company's Class A Common Stock to participants on the occasion of their election or appointment to that position or subsequent promotion. During 1996 that authorization was rescinded. The Committee typically reviews and acts upon the recommendations of the Chief Executive Officer for the grant of options, on a discretionary basis, annually to the Company's other officers and key employees. The number of shares of the Company's Class A Common Stock covered by such options is generally based upon the grade level of the officer or other key employee's position, with some adjustment for extraordinary performance, but without regard to the individual's stock ownership or the number of options previously granted.

     The Company's other long-term incentive compensation program was the Long-Term Executive Bonus Plan for Plan Years 1994-1996 (the "Long-Term Bonus Plan"). Participants in the Long-Term Bonus Plan were the Chief Executive Officer and other senior executive officers of the Company designated by the Chief Executive Officer. The amount available for distribution to all participants in 1997 under the Long-Term Bonus Plan was to be based on the aggregate dollar increase in the Company's adjusted audited pre-tax earnings during the three year period ending December 31, 1996 over the audited pre-tax earnings for the year ended December 31, 1993. There was no increase in adjusted audited pre-tax earnings for the period and no bonuses were distributed under the Long-Term Bonus Plan.

     The Committee does not intend to adopt a further cash long-term incentive plan, and in lieu thereof increased the number of options granted under the Company's 1990 Stock Option Plan. In addition to the annual grant of options discussed above, the Committee granted special options in August, 1996 to the Chief Executive Officer, the Executive Officers, and six (6) other officers and key employees of the Company. The options granted at that time covered 730,000 shares of the Company's Class A Common Stock, of which the Chief Executive Officer was granted an option for 330,000 shares in recognition of what the Committee views as his critical role in enhancing shareholder value. The Committee has not established a time table for consideration of the grant of further options outside the annual grant of options to the Company's officers and other key employees; however, it does not believe this should be done on an annual or regular basis.

       J. HICKS LANIER               VIRGINIA C. CRAWFORD             LINDA K. CRAWFORD
                JESSE S. HALL                                 CHARLES FLATHER

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Virginia C. Crawford served as a member of the Senior Compensation and Stock Option Committee of the Board of Directors during the past fiscal year. Mrs. Crawford is a Vice President of the Company.

                          STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of March 1, 1997, as to shares of Class A and Class B Common Stock beneficially owned by each current Director or nominee for election as a Director, each of the Named Executive Officers, and all current Directors and Executive Officers as a group. As of March 1, 1997, 16,203,576 shares of Class A Common Stock and 17,150,624 shares of Class B Common Stock were outstanding.

                                                                                   PERCENT OF
                                                     AMOUNT AND NATURE OF         TOTAL SHARES
                                                   BENEFICIAL OWNERSHIP(1)       OUTSTANDING(2)
                                                   ------------------------    ------------------
                      NAME                          CLASS A       CLASS B      CLASS A    CLASS B
                      ----                         ----------    ----------    -------    -------
Virginia C. Crawford.............................       6,501        56,501       --         --
Dennis A. Smith(3)...............................      55,475        18,775       --         --
Forrest L. Minix.................................      82,048        82,048       --         --
Jesse S. Hall(4).................................       1,900         6,800       --         --
Linda K. Crawford(5).............................   1,879,644     2,604,492     11.6%      15.2%
J. Hicks Lanier(4)...............................       2,025         2,025       --         --
Charles Flather..................................       3,375         3,375       --         --
Jesse C. Crawford(6).............................   3,251,077     1,294,918     20.1%       7.6%
Larry L. Prince(4)...............................         750           750       --         --
John A. Williams.................................          --         1,000       --         --
E. Jenner Wood, III(4)...........................         500            --       --         --
Archie Meyers, Jr.(7)............................       3,592           332       --         --
Jim R. Bryant(8).................................       8,100         1,150       --         --
Donald R. Chapman(9).............................      40,610        21,468       --         --
Robert P. Albright(10)...........................      16,700        15,046       --         --
Judd F. Osten(11)................................      15,900            --       --         --
All Directors and Executive Officers as a Group
  (14 persons)(12)...............................   5,350,997     4,093,634     33.0%      23.9%

---------------

 (1) Except as otherwise indicated in the following footnotes, the persons possessed sole voting and investment power with respect to all shares set forth opposite their names.

 (2) Except where a percentage is specified, the person's ownership represents less than 1% of the outstanding shares.

 (3) Includes 41,700 shares of Class A Common Stock and 5,000 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1997.

 (4) Mr. Hall is a former Executive Vice President, responsible for Trust and Investment Management activities, of SunTrust Banks, Inc. Mr. Lanier and Mr. Prince are directors of SunTrust Bank of Georgia, Inc., a subsidiary of SunTrust Banks, Inc. Mr. Wood is currently Executive Vice President -- Trusts and Investment Management for SunTrust Banks, Inc. Messrs. Hall, Lanier, Prince and Wood disclaim any beneficial ownership in shares held by SunTrust Banks, Inc. or any of its banking subsidiaries, which shares are not reflected in the table. See "Information With Respect to Certain Business Relationships" and "Security Ownership of Certain Beneficial Owners."

 (5) See Notes (4), (5), and (6) to table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Linda K. Crawford include 1,127,562 shares which are held in four trusts for the benefit of two daughters of Linda K. Crawford. Under the terms of two of these trusts, holding an aggregate of 163,110 shares of Class A Common Stock, Linda K. Crawford and another individual share investment power. Under two of these trusts, holding an aggregate of 964,452 shares of Class A

                                                (footnotes continued on page 11)

     Common Stock, Linda Crawford has sole voting authority but has no investment authority. Linda K. Crawford disclaims any beneficial interest in any of the shares of Class A Common Stock held in these trusts. Included in the shares shown as beneficially owned by Linda K. Crawford are 700,614 shares of Class A Common Stock held in trust for her benefit. Under the terms of this trust, Linda K. Crawford has sole voting and investment power with respect to the shares held in the trust. In addition to the above, Linda K. Crawford has sole voting and investment power with respect to 51,468 shares of Class A Common Stock shown as beneficially owned by her.

 (6) See Note (8) to the table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to the Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Jesse C. Crawford include 970,107 shares attributable to him as a general and limited partner of Crawford Partners, L.P.

 (7) Includes 2,800 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 1997.

 (8) Includes 7,800 shares of Class A Common Stock and 1,000 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1997.

 (9) Includes 25,600 shares of Class A Common Stock and 5,500 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1997.

(10) Includes 10,300 shares of Class A Common Stock and 5,300 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1997.

(11) Includes 15,900 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 1997.

(12) Includes 1,133,217 shares of Class A Common Stock and 1,561,473 shares of Class B Common Stock as to which voting or investment power is shared; 112,500 shares of Class A Common Stock and 19,800 shares of Class B Common Stock subject to options exercisable within sixty (60) days of March 1, 1997; and 1,127,562 shares of Class A Common Stock and 1,631,174 shares of Class B Common Stock as to which beneficial ownership is disclaimed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person known to the Company to be the "beneficial owner", as such term is defined by the rules of the Securities and Exchange Commission ("SEC"), of more than 5% of the outstanding shares of Class B Common Stock of the Company as of March 1, 1997:

                                                                                      PERCENT OF
                                                         AMOUNT AND NATURE OF        TOTAL SHARES
                NAME AND ADDRESS                         BENEFICIAL OWNERSHIP        OUTSTANDING
                ----------------                         --------------------        ------------
SunTrust Banks, Inc..............................        9,913,095(1)                   57.8%
  One Park Place, N.E.
  Atlanta, Georgia 30303
Crawford Partners, L.P...........................        9,093,522(1)                   53.0%
  55 Park Place
  Atlanta, Georgia 30303
Marital Trust for the Benefit of
  Virginia C. Crawford...........................        6,326,363(2)                   36.9%
  55 Park Place
  Atlanta, Georgia 30303
Wachovia Corporation.............................        2,598,524(3)(4)(5)(6)          15.2%
  191 Peachtree St., N.E.
  Atlanta, Georgia 30303
Linda K. Crawford................................        2,604,492(4)(5)(6)             15.2%
  1198 Longcourte Dr., N.W.
  Atlanta, Georgia 30327
Frank L. Wilson, III.............................        2,316,469(7)                   13.5%
  230 Peachtree St., N.W.
  Atlanta, Georgia 30303
Jesse C. Crawford................................        1,294,918(8)                    7.6%
  Crawford Communications, Inc.
  532 Armour Circle, N.E.
  Atlanta, Georgia 30324
Taylor/Bass/Guylay Group
  Portfolio F. Investors, L.P......................  230,000(9)(13)                      1.3%
  The Bass Management Trust........................  111,660(10)(13)                     0.7%
  Sid R. Bass Management Trust.....................  111,600(11)(13)                     0.7%
  Lee M. Bass......................................  111,650(13)                         0.7%
  Wesley Guylay Capital Management.................  343,050(12)(13)                     2.0%
          Total..................................         907,900(13)                    5.3%
  c/o W. Robert Lothan
  201 Main Street, Suite 2000
  Fort Worth, Texas 76102

---------------

 (1) The shares are held by one or more bank subsidiaries of SunTrust Banks of Georgia, Inc., SunTrust Banks of Florida, Inc., and/or SunTrust Banks of Tennessee, Inc., subsidiaries of SunTrust Banks, Inc. in various fiduciary and agency capacities. SunTrust Bank, Atlanta has sole voting power with respect to 9,909,845 of such shares. SunTrust Bank, Atlanta has sole investment power with respect to 9,907,146 of such shares and shares investment power with respect to 1,012 of such shares. SunTrust Bank, Nashville, N.A. has sole voting power with respect to 3,250 of such shares, and sole investment power with respect to 2,250 of such shares. As the corporate parents of SunTrust Bank, Atlanta and SunTrust

                                                (Footnotes continued on page 13)

     Bank, Nashville, N.A., SunTrust Banks of Georgia, Inc., SunTrust Banks of Tennessee, Inc., and SunTrust Banks, Inc. may also be deemed to be beneficial owners of shares held by SunTrust Bank, Atlanta and SunTrust Bank, Nashville, N.A. SunTrust Banks of Georgia, Inc., SunTrust Bank, Atlanta, SunTrust Bank, Nashville, N.A., SunTrust Banks of Tennessee, Inc., and SunTrust Banks, Inc. disclaim any beneficial interest in any such shares. Included are all of the shares shown as beneficially owned by Crawford & Partners, L.P.

 (2) The shares shown as beneficially owned by the Marital Trust are attributable to it by virtue of its being a limited partner and a member of a limited liability company which is one of the general partners of Crawford Partners, L.P.

 (3) All of the shares are held for the benefit of various clients, including shares held in trusts for the benefit of Linda K. Crawford and her daughters. Wachovia Bank of Georgia, a banking subsidiary of Wachovia Corporation, has shared voting power with respect to 266,555 of such shares. Wachovia Corporation and Wachovia Bank of Georgia disclaim any beneficial interest in any of these shares.

 (4) The shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation include 266,555 shares which are held in two trusts established for the benefit of two children of Robert C. Crawford. Under the terms of these trusts, Wachovia Bank of Georgia and another individual share voting power with respect to the shares held by such trusts, and Linda K. Crawford and another individual share investment power with respect thereto. Linda
     K. Crawford disclaims any beneficial interest in any of these shares held in trust.

 (5) Included in the shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation are 921,850 shares which are held in trust for the benefit of Linda K. Crawford. Under the terms of this trust, Linda K. Crawford has sole voting and investment power with respect to the shares held in the trust. Wachovia Corporation and Wachovia Bank of Georgia disclaim any beneficial interest in any of these shares. Linda K. Crawford has sole voting and investment power with respect to 51,468 shares shown as beneficially owned by her.

 (6) The shares shown as beneficially owned by Linda K. Crawford and Wachovia Corporation include 1,364,619 shares which are held in three trusts for the benefit of two children of Linda K. Crawford, all of which shares are held in trusts under which Wachovia Bank of Georgia and Frank L. Wilson, III are co-trustees, under the terms of which trusts Linda K. Crawford has sole voting power and Wachovia Bank of Georgia and Frank L. Wilson, III share investment power. Linda K. Crawford disclaims any beneficial interest in any of these shares held in Trust.

 (7) The shares shown as beneficially owned by Frank L. Wilson, III are all shares held in trusts for the benefit of Linda K. Crawford or the daughters of Linda K. Crawford, with respect to which Frank L. Wilson, III is a trustee. Frank L. Wilson, III disclaims any beneficial interest in any of the shares held in these trusts.

 (8) The shares shown as beneficially owned by Jesse C. Crawford are attributable to him as a general and limited partner of Crawford Partners, L.P.

 (9) The shares held by Portfolio F Investors, L.P. may also be deemed to be beneficially owned by each of (i) Thomas M. Taylor, in his capacity as President and sole stockholder of (ii) Trinity Capital Management, Inc., which is the sole general partner of (iii) T. F. Investors, L.P., which is the general partner of (iv) Trinity I Fund, L.P., which is the sole general partner of Portfolio F. Investors, L.P.

(10) The shares held by The Bass Management Trust may also be deemed to be beneficially owned by (i) Perry R. Bass in his capacity as sole trustee and as one of two trustors of The Bass Management Trust, and (ii) Nancy L. Bass in her capacity as one of the two trustors of The Bass Management Trust.

(11) The shares held by Sid R. Bass Management Trust may also be deemed to be beneficially owned by Sid R. Bass in his capacity as a trustee and the sole trustor of Sid R. Bass Management Trust.

(12) The shares held by Wesley Guylay Capital Management may also be deemed to be beneficially owned by Wesley Richard Guylay in his capacity as the sole general partner of Wesley Guylay Capital Management.

                                                (Footnotes continued on page 14)

(13) Thomas M. Taylor, Perry R. Bass, Sid R. Bass, Lee M. Bass, Wesley Richard Guylay and other investors, including those named above, have filed a
     Schedule 13D as of July 12, 1996 with the Securities and Exchange Commission. The persons making the Schedule 13D filing have stated that neither the fact of such filing nor anything contained therein shall be deemed an admission that a "group" exists within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. The information reflected above is based on the Schedule 13D filing provided to the Company and no independent investigation of the accuracy of the information contained therein has been made by the Company.

           INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS

     SunTrust Banks, Inc., through its banking subsidiaries (collectively, the "Banks"), hold 9,913,095 shares of Class B Common Stock of the Company. See "Stock Ownership Information -- Security Ownership of Certain Beneficial Owners." The Banks exercise voting authority with respect to shares of Class B Common Stock held in fiduciary capacities. The Company also maintains a normal commercial banking relationship with the Banks. SunTrust Bank, Atlanta serves as trustee for the Crawford & Company Retirement Plan, and the Crawford & Company Employee Disability Income Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and greater than ten percent (10%) beneficial owners of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports are required, the Company believes that, during the year ending December 31, 1996, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that two reports on Form 3 covering the acquisition of the Company's equity securities were filed late by Crawford Partners, L.P. and Crawford Management Company, L.L.C. Additionally, the timely filed report on Form 4 for the month of November for the Marital Trust for the benefit of Virginia C. Crawford inadvertently did not include the Marital Trust's continuing indirect interest in the Company's equity securities through the Marital Trust's limited partnership interest in Crawford Partners, L.P. and its being a member of Crawford Management Company, L.L.C., one of the general partners of Crawford Partners, L.P. This omission was corrected by filing an amended Form 4.

                 FIVE YEAR COMPARATIVE STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative return on the Company's Class B Common Stock against the cumulative total return on (i) the Standard & Poors Composite 500 Stock Index and (ii) the Standard & Poors
Insurance -- Property and Casualty Index for the five year period commencing December 31, 1991 and ended December 31, 1996:

         MEASUREMENT PERIOD               CRAWFORD &         S&P 500             S&P
        (FISCAL YEAR COVERED)              COMPANY            INDEX           PROPERTY-
                                          (CLASS B)                            CASUALTY
                                                                            INSURANCE INDEX
1991                                             100.00            100.00            100.00
1992                                              89.47            107.62            117.11
1993                                              61.28            118.46            115.04
1994                                              63.73            120.03            120.67
1995                                              66.95            165.13            163.38
1996                                              97.52            203.05            198.53

---------------

This total shareholders return model assumes reinvested dividends.
Prepared by Standard & Poor's Compustat Services, a division of McGraw-Hill,
Inc.

          PROPOSAL TO APPROVE THE 1997 KEY EMPLOYEE STOCK OPTION PLAN

     GENERAL. On February 4, 1997, the Board of Directors adopted the Crawford & Company 1997 Key Employee Stock Option Plan (the "Employee Plan") in the form attached as Appendix "A" hereto. The Employee Plan allows for the grant to key employees of the Company of options to purchase shares of Class A Common Stock of the Company. An aggregate total of 2,500,000 shares of Class A Common Stock (to be adjusted for the March 11, 1997 three-for-two stock split) are available for grant under the Employee Plan. The purpose of the Employee Plan is to attract and retain key employees through issuance of stock options which provide the key employee with a stake in the future of the Company tied to enhancement of shareholder value. Concurrently with the adoption of the Employee Plan, the Board of Directors amended the Company's 1990 Stock Option Plan to terminate that plan so that no further options would be granted under it.

     OPTIONS. The Employee Plan provides for the granting to key employees of the Company and any subsidiary both options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 ("Incentive Stock Options") and options not intended to satisfy those requirements ("Non-Qualified Options").

     ADMINISTRATION. The Employee Plan is administered by the Senior Compensation and Stock Option Committee (the "Committee") of the Company's Board of Directors. Only those directors who are "non-employee directors" within the meaning of Rule 16b3(b)(3) under the Securities Exchange Act of 1934 and "outside directors" within the meaning of sec. 162(m) of the Internal Revenue Code of 1986 are eligible for Committee membership. The Committee has the power to interpret the Employee Plan and to take such other action in the administration and operation of the Employee Plan as the Committee deems equitable under the circumstances, which actions are binding on the Company, on each affected key employee, and on each other person directly or indirectly affected by such action.

     PARTICIPANTS. Any full-time, salaried employee of the Company or any subsidiary of the Company (within the meaning of Section 425(f) of the Code) who, in the judgment of the Committee acting in its absolute discretion, is key to the success of the Company or such subsidiary ("key employee") may participate in the Employee Plan. The Company estimates that approximately 160 employees of the Company and its subsidiaries are eligible to participate in the Employee Plan. The Committee may grant options under the Employee Plan to such key employees as the Committee may determine, except no individual key employee may receive options under the Employee Plan covering in the aggregate more than 1,000,000 shares of Class A Common Stock (to be adjusted for the March 11, 1997 three-for-two stock split).

     EXERCISE PRICE. The exercise price of options granted under the Employee Plan is determined by the Committee, but such price may not be less than the fair market value of the Class A Common Stock on the date the option is granted. As defined in the Employee Plan, the "fair market value" of a share of Class A Common Stock on the date an option is granted will be determined by reference to the closing price of a share of such stock on the NYSE as accurately reported for such date in The Wall Street Journal. Options granted under the Employee Plan provide for payment of the exercise price in cash, Class A Common Stock or a combination of cash and Class A Common Stock. The Company will receive no payment upon the granting of options pursuant to the Employee Plan.

     EXERCISE PERIOD. Each option granted under the Employee Plan is exercisable in whole or in part as set forth in the particular Option Agreement under which such option is granted, but in no event (i) before the date on which such option is granted, or (ii) after (A) the date such option is exercised in full, or (B) the date which is the tenth anniversary of the date such option is granted, subject to earlier termination of the option in the event of the sale or merger of the Company. See "Sale or Merger of the Company", below. Additionally, all outstanding options under the Employee Plan are subject to shareholder approval of the Employee Plan on or before February 4, 1998 and such options will expire if that approval is not timely obtained.

     LIMITATION ON GRANT OF INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value of the shares subject to Incentive Stock Options granted after 1986 (determined as of the date such Incentive Stock Options were granted) which first become exercisable in any calendar year exceeds $100,000, such options will be treated as Non-Qualified Options. The fair market value of the shares subject to any other option (determined as of the date such option was granted) which is intended to satisfy the requirement of Section 422 of the Code and which is granted to such key employee under a plan maintained by the Company, a subsidiary, or a parent corporation shall be treated (for purposes of this $100,000 limitation) as if granted under the Employee Plan.

     NON-TRANSFERABILITY. Options granted under the Employee Plan may not be transferred by a key employee and, during the key employee's lifetime, may be exercised only by the key employee.

     ADJUSTMENT OF SHARES. The Employee Plan provides for adjustments by the Committee in an equitable manner of the number of shares of Class A Common Stock available for grant of options under the Employee Plan, the number of shares of Class A Common Stock covered by options granted under the Employee Plan, and the exercise price to reflect any change in the capitalization of the Company, including, but not limited to, changes such as stock splits or stock dividends, mergers, consolidations or other reorganizations. The March 11, 1997 three-for-two stock split will increase the number of shares available under the Employee Plan and under outstanding options by fifty percent (50%) and decrease the per share price on options outstanding as of March 11, 1997 by one third.

     SALE OR MERGER OF THE COMPANY. If the Company agrees to sell substantially all of its assets, or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Class A Common

Stock is converted into another security or into the right to receive securities or other property and such agreement does not provide for the assumption or substitution of the options granted under the Employee Plan, each outstanding option shall terminate thirty (30) days after notice by the Committee to the optionee of the pendency of such event.

     TERM OF THE EMPLOYEE PLAN. No option shall be granted under the Employee Plan on or after February 4, 2007.

     AMENDMENT TO THE EMPLOYEE PLAN. The Employee Plan may be amended by the Board of Directors from time to time to the extent that the Board of Directors deems necessary or appropriate; however, no amendment may be made without approval of the shareholders of the Company (i) to increase the number of shares reserved under the Employee Plan, (ii) to change the class of employees eligible for options under the Employee Plan, (iii) if shareholder approval of such amendment is required for continued compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (iv) if shareholder approval is required by any other applicable laws or regulations or by the rules of the NYSE. The Board of Directors may also suspend the granting of options under the Employee Plan at any time and may terminate the Employee Plan at any time; provided, however, the Board of Directors may only modify, amend or cancel any options theretofore granted if the optionee consents in writing to such modification, amendment or cancellation or there is a dissolution or liquidation of the Company or a transaction as described under the heading "Sale or Merger of the Company" above.

     FEDERAL INCOME TAX CONSEQUENCES. A description of the federal income tax consequences of participation in the Employee Plan under present law is set forth below. This description is only a general summary based on current federal income tax laws, regulations (including certain proposed regulations), and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described herein.

     General. The grant of an option to a key employee is not a taxable event. The exercise of an option may result in taxable ordinary income to the key employee, the amount of such income being equal to the "Spread," defined as the excess of (i) the fair market value of shares acquired upon exercise of the option, over (ii) the exercise price for such shares. Upon sale of those shares, the key employee will recognize a capital gain or loss measured by the difference between (i) the net amount realized upon disposition and (ii) the "Tax Basis" in the shares. The Tax Basis in shares acquired upon exercise of any option differs depending on whether the option exercise price is paid in cash or in stock. With a cash exercise, the Tax Basis of the acquired shares will be equal to (i) the cash paid increased by (ii) any amount included in the key employee's gross income as compensation by virtue of the exercise of the option. If shares of stock are exchanged in full or partial payment of the exercise price, the Tax Basis of the number of shares acquired equal to the number exchanged shall be the Tax Basis of those exchanged shares. The shares acquired as part of the exchange which are in excess of the number surrendered have a Tax Basis equal to the amount included in the key employee's gross income as compensation with respect to the exercise of the option.

     Exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option and the related transfer of Class A Common Stock are covered by special tax provisions under which the key employee does not recognize any taxable ordinary income. However, the Spread on the date of exercise generally will constitute a tax preference item adjustment for the purposes of computing the key employee's alternate minimum tax in the year in which the option is exercised. As a result, notwithstanding that the key employee will not recognize income for regular tax purposes upon exercise of an Incentive Stock Option, his or her federal income tax liability may be increased under the alternative minimum tax rules. The portion of such alternative minimum tax liability, if any, attributable to the Spread may result in a credit against the key employee's regular tax liability in later years.

     Early Disposition of Incentive Stock Option Shares. If the Class A Common Stock transferred pursuant to the exercise of an Incentive Stock Option is disposed of within (i) two years from the date of the grant of the option or
(ii) one year from the date the shares were transferred upon exercise of the option (the "Holding Periods"), the key employee generally will recognize ordinary income at the time of the disposition equal to the Spread on the exercise date. If the sale price of the shares is less than the market value on the date of exercise, the amount of ordinary income to be recognized may be reduced. The balance, if any, of the key employee's gain over the amount treated as ordinary income on such an early disposition will be short- or long-term gain depending upon whether the holding period applicable to long-term capital assets is satisfied. If an early disposition occurs in the same tax year as the exercise, the Spread will not constitute a tax preference item adjustment (as described above).

     Qualifying Disposition of Incentive Stock Option Shares. Following satisfaction of the Holding Periods, the sale or other taxable disposition of Class A Common Stock acquired upon the exercise of an Incentive Stock Option generally will result in long-term capital gain or loss treatment with respect to the difference between (i) the amount realized on the disposition and (ii) the Tax Basis of the shares sold.

     Exercise of Non-Qualified Option and Sale of Shares. As a result of the exercise of a Non-Qualified Option, the optionee will recognize ordinary income in an amount equal to the Spread. Depending upon the period the shares are held after exercise, the sale or other taxable disposition of Class A Common Stock acquired upon the exercise of a Non-Qualified Option will result in a short- or long-term capital gain or loss equal to the difference between (i) the amount realized on the disposition and (ii) the Tax Basis of the shares sold.

     APPROVAL OF EMPLOYEE PLAN. The adoption of the Employee Plan must be approved by the favorable vote of a majority of the shares of Class B Common Stock present and voting at the Annual Meeting. Proxies solicited by the Board of Directors will be voted in favor of this proposal, unless the shareholders specify in their proxies a contrary choice. Abstentions, including broker non-votes, will not be counted.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 KEY EMPLOYEE STOCK OPTION PLAN.

      PROPOSAL TO APPROVE THE 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     GENERAL. On February 4, 1997 the Board of Directors adopted the Crawford & Company 1997 Non-Employee Director Stock Option Plan (the "Director Plan") in the form attached as Appendix "B" hereto. The Director Plan provides for the grant of options to non-employee directors of the Company for a specified number of shares of the Company's Class A Common Stock. A total of 300,000 shares of Class A Common Stock (to be adjusted for the March 11, 1997 three-for-two stock split) are reserved for issuance under the Director Plan. The purpose of the Director Plan is to tie a portion of the non-employee director compensation directly to increases in shareholder value. Currently, such non-employee directors are not eligible to participate in any of the Company's stock based compensation plans.

     OPTIONS. If the Director Plan is approved by the Shareholders, each eligible director elected or re-elected at the meeting at which the Director Plan is approved will receive on that date an option for 10,000 shares of Class A Common Stock (to be adjusted for the March 11, 1997 three-for-two stock split). At each subsequent Annual Meeting, each new eligible director shall receive an option on that date for 10,000 shares of Class A Common Stock (to be adjusted for the March 11, 1997 three-for-two stock split) and each re-elected eligible director shall receive an option on that date for 2,000 shares of Class A Common Stock (to be adjusted for the March 11, 1997 three-for-two stock split).

     ELIGIBILITY. Only those directors who, at the time of their election or re-election as directors, are neither officers nor employees of the Company may receive options under the Director Plan.

     EXERCISE PRICE. The exercise price of options granted under the Director Plan is the fair market value of the Class A Common Stock on the date the option is granted. As defined in the Director Plan, the "fair market value" of a share of Class A Common Stock on the date an option is granted will be determined by reference to the closing price of a share of such stock on the NYSE as accurately reported for such date in The Wall Street Journal. Options granted under the Director Plan provide for payment of the exercise price in cash, Class A Common Stock, or a combination of cash and Class A Common Stock. The Company will receive no payment upon the granting of options pursuant to the Director Plan.

     EXERCISE PERIOD. Each option granted under the Director Plan is exercisable in whole or in part at any time after grant, but not after (i) the date the option holder is no longer a director of the Company if such date occurs on or before the fifth anniversary of the option grant date, or (ii) the tenth anniversary of the option grant date if the optionee is and remains a director of the Company through the fifth anniversary of the option grant date, subject to earlier termination of the Option in either case in the event of the sale or merger of the Company. See "Sale or Merger of the Company", below.

     NON-TRANSFERABILITY. Options granted under the Director Plan may not be transferred by the option holder and, during his or her lifetime, may be exercised only by him or her.

     ADJUSTMENT OF SHARES. The Director Plan provides for adjustments of the number of shares of Class A Common Stock available for the grant of options under the Director Plan, the number of shares of Class A Common Stock covered by the options granted under the Director Plan, and the exercise price to reflect any change in the capitalization of the Company, including, but not limited to, changes such as stock splits or stock dividends, mergers, consolidations or other reorganizations. Adjustments under the Director Plan shall be on the same basis as any adjustment under the Company's 1997 Key Employee Stock Option Plan. By virtue of the March 11, 1997 three-for-two stock split, the number of shares available for grant under the Director Plan and the number of shares stated above for each option to be granted have increased by fifty percent (50%).

     SALE OR MERGER OF THE COMPANY. If the Company agrees to sell substantially all of its assets, or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Class A Common Stock is converted into another security or into the right to receive securities or other property and such agreement does not provide for the assumption or substitution of the options granted under the Director Plan, each outstanding option shall terminate thirty (30) days after notice by the Board of Directors to the optionee of the pendency of such event.

     TERM OF THE DIRECTOR PLAN. No option shall be granted under the Director Plan on or after February 4, 2007.

     AMENDMENT TO THE DIRECTOR PLAN. The Director Plan may be amended by the Board of Directors from time to time to the extent that the Board of Directors deems necessary or appropriate; however, no amendment may be made without approval of the shareholders of the Company (i) to increase the number of shares reserved under the Director Plan, or (ii) to change the class of directors eligible for options under the Director Plan.

     FEDERAL INCOME TAX CONSEQUENCES. A description of the federal income tax consequences of participation in the Director Plan under present law is set forth below. This description is only a general summary based on current federal income tax laws, regulations (including certain proposed regulations), and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described herein.

     Grant or Exercise. The grant of an option to a director is not a taxable event. The exercise of an option will result in taxable ordinary income to the director, the amount of such income being equal to the "Spread," defined as the excess of (i) the fair market value of shares acquired upon exercise of the option, over (ii) the exercise price for such shares.

     Tax Basis. The Tax Basis in shares acquired upon exercise of any option differs depending on whether the option exercise price is paid in cash or in stock. With a cash exercise, the Tax Basis of the acquired shares will be equal to (i) the cash paid, increased by (ii) any amount included in the director's gross income as compensation by virtue of the exercise of the option. If shares of stock are exchanged in full or partial payment of the exercise price, the Tax Basis of the number of shares acquired equal to the number exchanged shall be the Tax Basis of those exchanged shares. The shares acquired as part of the exchange which are in excess of the number surrendered have a Tax Basis equal to the amount included in the director's gross income as compensation by virtue of the exercise of the option.

     Sale of Shares. Depending upon the period the shares are held after exercise, the sale or other taxable disposition of Class A Common Stock acquired upon the exercise of an option will result in a short- or long-term capital gain or loss equal to the difference between (i) the amount realized on the disposition and (ii) the Tax Basis of the shares sold.

     APPROVAL OF DIRECTOR PLAN. The adoption of the Director Plan must be approved by the favorable vote of a majority of the shares of Class B Common Stock present and voting at the Annual Meeting. Proxies solicited by the Board of Directors will be voted in favor of this proposal, unless the shareholders specify in their proxies a contrary choice. Abstentions, including broker non-votes, will not be counted.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Arthur Andersen LLP has been selected by the Audit Committee to serve as auditors for the Company in 1997. If approved by the Class B Common Stock shareholders, the Company will appoint Arthur Andersen LLP as auditors of the Company for 1997. Should the shareholders not approve the selection of Arthur Andersen LLP, the Board of Directors of the Company will seek other auditors. Representatives of Arthur Andersen LLP will be present at the meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS FOR 1997.

                                   FORM 10-K

     The Crawford & Company Annual Report on Form 10-K for 1996, filed with the Securities and Exchange Commission, is available free of charge upon written request to the Secretary, Crawford & Company, P.O. Box 5047, Atlanta, Georgia 30302.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal to be presented at the 1998 Annual Meeting of the Shareholders must be received by the Company no later than November 26, 1997 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Shareholders held on April 18, 1996 will be presented at the meeting, but it is not intended that action taken under the Proxy will constitute approval of the matters referred to in such minutes. The Board of Directors knows of no other matters to be brought before the meeting. If any other matters come before this meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph or by mail by one or more employees of the Company. The Company may also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to their principals, the beneficial owners of the Company's Class A or Class B Common Stock.

March 26, 1997

                                                                      APPENDIX A

                               CRAWFORD & COMPANY

                      1997 KEY EMPLOYEE STOCK OPTION PLAN

     Section 1. Plan Established. Crawford & Company, a Georgia corporation, hereby adopts as of the 4th day of February, 1997, this 1997 Key Employee Stock Option Plan, pursuant to which certain of the Key Employees of the Company and Subsidiary Corporations, to be selected and determined as hereinafter set forth, may be granted Options to purchase shares of the Class A Common Stock of the Company; provided that no Option granted under the Plan will be exercisable until shareholder approval of the Plan has been obtained and provided further that the Plan and any Options granted under it will terminate if shareholder approval is not received for the Plan within twelve (12) months after the date first written above.

     Section 2. Purpose of Plan. The purpose of the Plan is to strengthen the Company and those corporations which are or later become Subsidiary Corporations, by providing to specific Key Employees added incentives for high levels of performance and to encourage stock ownership in the Company. The Plan seeks to accomplish these goals by providing a means whereby these Key Employees may be given an opportunity to purchase, by way of option, shares of Stock of the Company.

     Section 3. Definitions: (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the Senior Compensation and Stock Option Committee of the Board, or such other or successor committee as the Board may, from time to time, establish.

     (d) "Company" means Crawford & Company, a Georgia corporation, and any successor to such corporation.

     (e) "Incentive Stock Option" means an Option intended to meet all the requirements of Section 422 of the Code and the regulations thereunder.

     (f) "Fair Market Value" means (1) the closing price for a share of Stock on the New York Stock Exchange (or if Stock is no longer traded on the New York Stock Exchange, on the exchange or quotation system which reports or quotes the closing price for a share of Stock) as accurately reported for any date (or, if no shares of Stock are traded on such date, for the immediately preceding date on which shares of Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (2) if no such price quotation is available, the price which the Committee, acting in good faith, determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     (g) "Key Employee" means full-time, salaried employees of the Company or a Subsidiary Corporation, as selected by the Committee.

     (h) "Non-Qualified Stock Option" means any Option, other than an Incentive Stock Option.

     (i) "Option" means any option awarded under this Plan.

     (j) "Optionee" means any Key Employee awarded an Option.

     (k) "Plan" means this Crawford & Company 1997 Key Employee Stock Option Plan, as amended from time to time.

     (l) "Stock" means the Class A Common Stock of the Company.

     (m) "Subsidiary Corporation" means any corporation which is a subsidiary corporation (within the meaning of Section 425(f) of the Code) of the Company.

     Section 4. Eligibility. Key Employees, who have been selected as provided in Section 5, will be eligible to receive Options; provided, however, that Key Employees owning more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation will be eligible to receive Incentive Stock Options only if: (i) the option price is at least 110% of the Fair Market Value (at the time the option is granted) of the shares issued under the Option; and (ii) the Incentive Stock Option may not be exercised after the expiration of five (5) years from the date the Incentive Stock Option is granted.

     Section 5. Administration and Grant of Options. The Plan will be administered by the Committee consisting of two or more directors appointed by the Board who are "non-employee directors" (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934) and "outside directors" (within the meaning of Section 162(m) of the Code). Subject to the express provisions of the Plan, the Committee will have complete authority to determine those Key Employees to whom, the time or times, and the price at which Options may be granted, the option periods, the number of shares subject to each Option, and whether an Option will be granted as an Incentive Stock Option or a Non-Qualified Stock Option. Subject to the express provisions of the Plan, the Committee will also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations consistent with the Plan and relating to it, to determine the terms and provisions of each option agreement (which need not be the same), to determine the rights and obligations of Optionees under the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

     Section 6. Shares Subject to the Plan. The maximum aggregate number of shares in respect to which Options may be granted is 2,500,000 shares of Stock. The aggregate number of shares which may be subject to Options granted to any one Key Employee under the Plan shall not exceed 1,000,000. The maximum aggregate number of shares which may be granted under the Plan or to any one Key Employee is subject, however, to increase or decrease pursuant to the provisions of Section 13. More than one Option may be granted to the same Key Employee. If any Option will terminate for any reason without having been exercised in full, the shares applicable to the unexercised portion of the Option will become available for other Options under this Plan, unless the Plan is then terminated. The Plan will continue for a period of ten (10) years from the date upon which it is adopted; provided however, that the Board may terminate the Plan at any time within its absolute discretion. No such termination, other than as provided for in Sections 1 and 14, will in any way affect any Option then outstanding.

     Section 7. Number of Shares. Subject to the express provision of the Plan, the Committee will determine the number of shares to be covered by any Option granted to an Optionee provided, however, that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock for which any Key Employee may exercise Incentive Stock Options in any calendar year (under any plans of the Company or any Subsidiary Corporation) will not exceed $100,000.

     Section 8. Option Price. The option price of the shares under each Option shall be set by the Committee at the time of grant and, subject to Section 4, such option price will not be less than the Fair Market Value of the shares on the date of the grant of the Option.

     Section 9. Exercise of Options. (a) Subject to the provisions of Sections 1 and 14, each Option will become exercisable at such times and in such installments as the Committee will provide in the terms of the option agreement; provided, however, that the Committee may, on terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

     (b) The Option will be exercised by the Optionee's giving written notice to the Company's Corporate Secretary specifying (i) the number of full shares to be purchased and (ii) the method of payment, in accordance with Section 10. Where an Option is being exercised at any time only in part, not less than fifty (50) shares will be covered by any such partial exercise.

     Section 10. Payment of the Option Price and Taxes. (a) Full payment of the option price for the number of shares specified in the notice of exercise delivered pursuant to Section 9 shall accompany such notice of exercise. Additionally, in the case of the exercise of a Non-Qualified Option, the Optionee shall deliver to the Company, or make arrangements satisfactory to the Company, for the payment of any withholding or other taxes which are required to be paid by or collected on behalf of the Optionee by reason of the exercise.

     (b) The option price and required withholding or other taxes may be paid
(i) in cash or certified check; (ii) by delivery to the Company of shares of Stock with a Fair Market Value on the exercise date equal to the option price and any required withholding or other taxes; or (iii) by any combination of (i) or (ii).

     Section 11. Termination of the Option. Each Option will specify a date upon which the Option will terminate if it has not then been exercised in full. The termination date will, in each instance, be fixed by the Committee, but in no event will an Option permit the exercise thereof after the earlier of termination of the Option as described in Sections 1 or 14 hereof or ten (10) years from date of grant.

     Section 12. Non-Transferable. No Option will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Option will be null and void and without effect. During the lifetime of an Optionee, the Option will be exercisable only by the Optionee.

     Section 13. Change in Capitalization. If the outstanding shares of Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which Options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised Options, or portions thereof, which will have been granted prior to any such change will likewise be made. Any such adjustment, however, in an outstanding Option will be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the number of shares and price for each share subject to the Option. Adjustments under this Section will be made by the Board or the Committee, whose determination as to what adjustments will be made, and to the extent thereof, will be final and conclusive. No fractional shares of Stock will be issued under the Plan on account of any such adjustment.

     Section 14. Mergers or Consolidations. Not less than thirty (30) days prior to the dissolution or liquidation of the Company or a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all of the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are to be converted by virtue of the merger to other property (a "Terminating Event"), the Board or the Committee will notify each Optionee of the pendency of the Terminating Event. Upon delivery of the notice, any Option granted prior to the Terminating Event will be exercisable in full. Upon the date thirty (30) days after delivery of the notice, any Option or portion thereof not exercised will terminate, and upon the effective date of the Terminating Event, the Plan will terminate, unless provision is made in connection with the Terminating Event for assumption of Options previously granted, or substitution for such Options of new options offering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of the successor corporation or parent or subsidiary corporation, with appropriate adjustments as to the number and kind of shares and prices.

     Section 15. Disposition of Shares. Any Optionee who acquires Stock pursuant to an Option will, so long as he or she remains an employee of the Company or Subsidiary Corporation, be obligated to advise the Company in the case of each sale or other disposition of any Stock so acquired, such advice to be given to the Company immediately upon the occurrence of any such sale or other disposition.

     Section 16. Option Agreement. Each Option granted will be evidenced by a written stock option agreement executed by the Company, and will contain each of the provisions and agreements herein specifically required to be contained therein, and in addition it may contain other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan.

     Section 17. Qualification of Plan. It is intended that each Incentive Stock Option to be issued under this Plan will qualify as and be subject to exercise only to the extent that it does qualify as an "incentive stock option" as defined in Section 422 of the Code. The Board may make any amendment to the Plan which, in the opinion of the counsel of the Company, will be required to obtain or maintain such conformity.

     Section 18. Amendment of Plan. The Board may make changes in the Plan, and with consent of the Optionee, in the terms and conditions of his or her Option, as it will deem advisable, but may not, without the approval of the shareholders of the Company: (a) increase the maximum number of shares of Stock subject to the Plan (except as may be done pursuant to Section 13); (b) decrease the minimum option price requirement contained in Section 8 (except as may be done pursuant to Section 13); (c) extend the term of the Plan or the term of any Option beyond 10 years; (d) decrease the option price applicable to any Option granted under the Plan (except as may be done pursuant to Section 13); (e) withdraw the administration of the Plan from the Committee; (f) permit any member of the Committee to be eligible to hold or receive Options under the Plan; or (g) alter any outstanding Option agreement to the detriment of the Optionee, without the consent of the Optionee (except as may be done pursuant to Section 13).

     Section 19. Type of Option Granted. Both Incentive Stock Options and Non-Qualified Stock Options may be granted under the Plan. The Committee, at its sole discretion, will determine whether an Option granted under the Plan to a Key Employee will be an Incentive Stock Option or a Non-Qualified Stock Option. The Committee may make such determination in any manner that it chooses, including but not limited, to, an option-by-option or employee-by-employee basis. The Committee will, at the time of grant, clearly designate the intended nature of any Option granted, whether as an Incentive Stock Option or Non-Qualified Stock Option.

     Section 20. Applicable Law; Severability; Interpretation. The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Georgia; provided, however, that if any provision is susceptible to more than one interpretation, it will be interpreted in a manner consistent with the Plan being an incentive stock option plan under Section 422 of the Code. If any provision of the Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.

     Section 21. Shares Reserved. The Company will at all times during the term of the Plan reserve and keep available the number of shares of Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

     Section 22. No Shareholder Rights. No Optionee shall have any rights as a shareholder of the Company as a result of the grant of an Option to him or her under this Plan or his or her exercise of such Option pending the actual delivery of Stock subject to such Option to such Optionee.

     Section 23. No Contract of Employment. The grant of an Option under this Plan shall not constitute a contract of employment and shall not confer on an Optionee any rights in connection with the termination of his or her employment in addition to those rights, if any, expressly set forth in the option agreement which evidences his or her Option.

     Section 24. Titles. Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

     On this 4th day of February, 1997, I hereby certify that the foregoing Plan was duly adopted by the Board on this date.

                                                   /s/ JUDD F. OSTEN
                                          --------------------------------------
                                                      Judd F. Osten
                                                   Corporate Secretary

(Corporate Seal)

     On this      day of           , 1997, I hereby certify that the foregoing
Plan was duly approved by the shareholders on             , 1997.

                                          --------------------------------------
                                                      Judd F. Osten
                                                   Corporate Secretary

(Corporate Seal)

                                                                      APPENDIX B

                               CRAWFORD & COMPANY

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     Section 1. Plan Established. Crawford & Company, a Georgia corporation, hereby adopts as of the 4th day of February, 1997, this 1997 Non-Employee Director Stock Option Plan, pursuant to which Non-Employee Directors of the Company shall be granted Options to purchase shares of the Class A Common Stock of the Company; provided that no Option shall be granted under the Plan until shareholder approval of the Plan has been obtained and provided further that the Plan will terminate if shareholder approval is not received for the Plan within twelve (12) months after the date first written above.

     Section 2. Purpose of Plan. The purpose of the Plan is to strengthen the Company by providing to Non-Employee Directors added incentives for high levels of performance and to encourage stock ownership in the Company on a basis consistent with that provided to key employees, including employee directors, under the Company's stock option and stock purchase plans. The Plan seeks to accomplish these goals by providing a means whereby these Non-Employee Directors shall be given an opportunity to purchase, by way of option, shares of Stock of the Company.

     Section 3. Definitions: (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Company" means Crawford & Company, a Georgia corporation and any successor to such corporation.

     (d) "Fair Market Value" means the closing price for a share of Stock on the New York Stock Exchange (or if Stock is no longer traded on the New York Stock Exchange, on the exchange or quotation system which reports or quotes the closing price for a share of Stock) as accurately reported for any date (or, if no shares of Stock are traded on such date, for the immediately preceding date on which shares of Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Board).

     (e) "Non-Employee Director" means any member of the Board who is not, at the time of grant of an Option, an employee or officer of the Company.

     (f) "Option" means any option awarded under this Plan.

     (g) "Optionee" means any Non-Employee Director awarded an Option.

     (h) "Plan" means this Crawford & Company 1997 Non-Employee Director Stock Option Plan, as amended from time to time.

     (i) "Stock" means the Class A Common Stock of the Company.

     Section 4. Eligibility. Each Non-Employee Director shall be eligible to and shall receive Options on (i) the day of the shareholder meeting of the Company at which the Plan is approved for all Non-Employee Directors elected or reelected to the Board at that meeting; (ii) the day of first election to the Board for all individuals who are not members of the Board on the date of shareholder approval of the Plan; and (iii) on the day of each annual meeting of the shareholders of the Company following shareholder approval of the Plan and in which the Non-Employee Director is reelected to the Board.

     Section 5. Grant of Options. Options shall be granted for the indicated number of shares of Stock to each eligible Non-Employee Director as follows:

          (i) 10,000 shares on the day of shareholder approval of the Plan;

          (ii) 10,000 shares on the day of first election to the Board; and

          (iii) 2,000 shares on the day of re-election to the Board after shareholder approval of the Plan.

     Section 6. Shares Subject to the Plan. The maximum aggregate number of shares in respect to which Options may be granted is 300,000 shares of Stock. The maximum aggregate number of shares is subject, however, to increase or decrease pursuant to the provisions of Section 13. If any Option will terminate for any reason without having been exercised in full, the shares applicable to the unexercised portion of the Option will become available for other Options under this Plan, unless the Plan is then terminated.

     Section 7. Term of Plan. The Plan will continue for a period of ten (10) years from the date upon which it is approved by the Shareholders of the Company; provided, however, that the Board or Shareholders may terminate the Plan at any time within their absolute discretion. No such termination, other than as provided for in Section 14, will in any way affect any Option then outstanding.

     Section 8. Option Price. The option price of the shares under each Option shall be the Fair Market Value of the shares on the date of the grant of the Option.

     Section 9. Exercise of Options. Each Option shall be exercisable at any time after grant and before termination in accordance with Sections 11 and 14 by delivery to the Company's Corporate Secretary of a notice of exercise, together with payment in accordance with Section 10.

     Section 10. Payment of the Option Price. (a) Full payment of the option price for the number of shares specified in the notice of exercise delivered pursuant to Section 9 shall accompany such notice of exercise.

     (b) The option price may be paid (i) in cash or certified check; (ii) by delivery to the Company of shares of Stock with a Fair Market Value on the exercise date equal to the option price; or (iii) by any combination of (i) or
(ii).

     Section 11. Termination of the Option. Subject to Section 14, each Option shall terminate on:

          (i) the date on which the Optionee is no longer a Non-Employee Director, but only if such date occurs prior to the fifth anniversary of the grant date of the Option; or

          (ii) if the Optionee remains a Non-Employee Director through the fifth anniversary of the grant date of the Option, on the tenth anniversary of the grant date of the Option.

     Section 12. Non-Transferable. No Option will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Option will be null and void and without effect. During the lifetime of an Optionee, the Option will be exercisable only by the Optionee.

     Section 13. Change in Capitalization. If the outstanding shares of Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an adjustment will be made in the number and kind of shares as to which Options may be granted and a corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised Options, or portions thereof, which will have been granted prior to any such change will likewise be made. Any such adjustment, however, in an outstanding Option will be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the number of shares and price for each share subject to the Option. Adjustments under this Section will be limited to and be on the same basis as those made under the Company's 1997 Key Employee Stock Option Plan. No fractional shares of Stock will be issued under the Plan on account of any such adjustment.

     Section 14. Mergers or Consolidations. Not less than thirty (30) days prior to the dissolution or liquidation of the Company or a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all of the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are to be converted by virtue of the merger to other property (a "Terminating Event"), the Board shall notify each Optionee of the pendency of the Terminating Event. Upon the date thirty (30) days after delivery of the notice, any Option or portion thereof not exercised will terminate, and upon the effective date of the Terminating Event, the Plan will terminate, unless provision is made in connection with the Terminating Event for assumption of Options previously granted, or substitution for such Options of new options offering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of the successor corporation or parent or subsidiary corporation, with appropriate adjustments as to the number and kind of shares and prices.

     Section 15. Disposition of Shares. Any Optionee who acquires Stock pursuant to an Option will, so long as he or she remains a member of the Board, be obligated to advise the Company in the case of each sale or other disposition of any Stock so acquired, such advice to be given to the Company's Corporate Secretary immediately upon the occurrence of any such sale or other disposition.

     Section 16. Option Certificate. Each Option granted will be evidenced by a written Option Certificate executed on behalf of the Company in the form attached as Exhibit "A" hereto.

     Section 17. Amendment of Plan and Options. The Board may only make changes in the Plan with the approval of the shareholders of the Company, other than changes required by the Code, federal securities laws, or rules and regulations promulgated thereunder. No change in the terms and conditions of any Option may be made without the consent of the Optionee.

     Section 18. Applicable Law; Severability; Interpretation. The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Georgia. If any provision of the Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.

     Section 19. Shares Reserved. The Company shall at all times during the term of the Plan reserve and keep available the number of shares of Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

     Section 20. No Shareholder Rights. No Optionee shall have any rights as a shareholder of the Company as a result of the grant of an Option to him or her under this Plan or his or her exercise of such Option pending the actual delivery of Stock subject to such Option to such Optionee.

     Section 21. Titles. Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

     On this 4th day of February, 1997, I hereby certify that the foregoing Plan was duly adopted by the Board on this date.

                                                   /s/ JUDD F. OSTEN
                                          --------------------------------------
                                                      Judd F. Osten
                                                   Corporate Secretary

(Corporate Seal)

     On this      day of           , 1997, I hereby certify that the foregoing
Plan was duly approved by the shareholders on             , 1997.

                                          --------------------------------------
                                                      Judd F. Osten
                                                   Corporate Secretary

(Corporate Seal)

                                                                     EXHIBIT "A"

                               CRAWFORD & COMPANY

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                  STOCK OPTION
                              (NON-TRANSFERRABLE)

                               OPTION CERTIFICATE

     Effective this      day of             ,           (the "Option Grant
Date"), Crawford & Company ("Crawford"), a Georgia corporation, pursuant to the Crawford & Company 1997 Non-Employee Director Stock Option Plan (the "Plan"),
hereby grants a stock option (the "Option") to               ("Optionee") to
purchase from Crawford           shares of Crawford non-voting Class A Common
Stock, $1.00 par value ("Stock"), at an option price of $          per share.
This Option is subject to all of the terms and conditions set forth in the Plan, a copy of which is attached to this Option Certificate.

                                          CRAWFORD & COMPANY

                                          --------------------------------------
                                                     Dennis A. Smith,
                                           Chairman and Chief Executive Officer

                                    [LOGO]

                          Printed on Recycled Paper

                                                                      APPENDIX C


                               CRAWFORD & COMPANY
                                     PROXY
    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 1997. THIS PROXY IS
                      SOLICITED BY THE BOARD OF DIRECTORS.

   The undersigned hereby appoints D. A. Smith, D. R. Chapman and J. F. Osten, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Crawford & Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Crawford & Company to be held in the Home Office Building of Crawford & Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia on April 22, 1997 at 2:00 P.M., and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the matters described in the accompanying Proxy Statement as follows, and otherwise in their discretion:

1. Proposal to elect the nine (9) nominees listed below as Directors (except as indicated to the contrary below).

  [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to
     (except as indicated to the contrary)    vote for all nominees listed below


  NOMINEES: Smith, Minix, Lanier, Flather, L. K. Crawford, J. C. Crawford, Prince, Williams, Wood.
  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name of nominee in the space provided below)

--------------------------------------------------------------------------------

2. Proposal to approve the adoption of the 1997 Key Employee Stock Option Plan.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. Proposal to approve the adoption of the 1997 Non-Employee Director Stock Option Plan.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

4. Proposal to approve the appointment of Arthur Andersen LLP as auditors of the Company for the 1997 fiscal year.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

  THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF NO DIRECTION IS INDICATED,
                    WILL BE VOTED "FOR" THE ABOVE PROPOSALS.

                          (Continued on Reverse Side)

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated March 26, 1997.

                                                Dated:                    , 1997
                                                      --------------------

                                                --------------------------------

                                                --------------------------------
                                                    Signature of Shareholder

                                                IMPORTANT: Please date this
                                                Proxy and sign exactly as your
                                                name or names appear hereon. If
                                                shares are held jointly,
                                                signatures should include both
                                                names. Executors,
                                                administrators, trustees,
                                                guardians and others signing in
                                                a representative capacity,
                                                please give your full title. If
                                                a corporation, please sign in
                                                full corporate name by President
                                                or other authorized officer. If
                                                a partnership, please sign in
                                                partnership name by authorized
                                                person.